UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2009

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Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

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Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3025 Orchard Parkway San Jose, California 95134 (Address of Principal Executive Offices)
(408) 321-6000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 29, 2009, Tessera Technologies, Inc. ("Tessera") issued a press release announcing that the International Trade Commission (ITC) issued a notice of its final determination in the action brought by Tessera against certain DRAM manufacturers, Investigation No. 337-TA-630 (DRAM ITC action), affirming that Tessera's three asserted patents are valid. The ITC, however, determined among other things that the methodology used by Tessera's expert was insufficient to prove infringement by the respondents of two of the asserted patents. As to the third patent, the notice indicates that infringement was proven as to some but not all of the accused products, but that, due to patent exhaustion, there was no violation of Section 337.

The foregoing description is qualified in its entirety by reference to the registrant's Press Release dated December 29, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2009

TESSERA TECHNOLOGIES, INC.

By:	/s/ Bernard J. Cassidy
Name:	Bernard J. Cassidy
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 29, 2009